Boise Cascade	Exhibit 99.1
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728

News Release

Investor Relations Contact

Wayne Rancourt

Office 208 384 6073

For Immediate Release:  May 11, 2010

Boise Cascade Holdings Reports First Quarter 2010 Financial Results

BOISE, Idaho – Boise Cascade Holdings, L.L.C. (BC Holdings or Company) announced net income of $11.4 million for the quarter ended March 31, 2010.  Included in its net income was a $25.3 million gain on the sale of the remaining 18.3 million Boise Inc. shares held by the Company, as well as $1.9 million of noncash income associated with the Company’s investment in Boise Inc.

In first quarter 2010, BC Holdings’ building products subsidiary, Boise Cascade, L.L.C., reported earnings before interest, taxes, depreciation, and amortization (EBITDA) of negative $1.8 million.  This compared to negative EBITDA of $31.3 million in first quarter 2009.  With $86.1 million of net proceeds from the first quarter sale of Boise Inc. shares, the Company concluded the quarter with $336.1 million of cash and $303.1 million of debt.

New residential construction remained weak in the first quarter with annualized housing starts of approximately 0.62 million.  However, first quarter 2010 housing starts were 17% higher than the levels experienced in the same quarter of 2009.  The company continues to be challenged by the reduced demand for the products it distributes and manufactures, as U.S. housing starts remain well below the ten-year historical trend of about 1.5 million per year.

“The first quarter of this year was stronger than the prior year, with our EWP sales volumes up just over 50% and our plywood prices up 15% compared with the first quarter of 2009.  Sales in BMD rose over 16% and carried a higher gross margin primarily due to higher commodity prices during the quarter.  We are encouraged by the improvement in our first quarter operating results and our strong liquidity position,” stated Tom Carlile, CEO.  The individual segment results are discussed in more detail below.

Building Materials Distribution segment sales were $389.1 million in the first quarter, up 16% from the same quarter a year ago.  BMD reported $1.1 million of quarterly EBITDA, a $7.7 million improvement

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from first quarter 2009.  The EBITDA improvement was driven primarily by higher prices for the commodity products BMD distributes.

Wood Products segment sales in the first quarter were $148.0 million, up 27% from the same quarter a year ago.  The sales increase was attributable primarily to an increase in EWP sales volumes of over 50%, 37% higher lumber sales prices and 19% higher lumber sales volumes, as well as 15% higher plywood prices.  The segment broke even in the first quarter on an EBITDA basis, reporting a positive $0.1 million, compared with negative $28.6 million in first quarter 2009, which included $5.0 million of costs related to the closure of one of our Wood Products facilities. Increased product pricing for plywood and lumber and lower conversion costs for all of our product lines were the main factors contributing to the improved financial performance in the Wood Products segment.

Outlook

U.S. pricing for lumber, plywood, and a number of other commodity wood products moved up in the first quarter in response to seasonal demand improvements, constrained inventory levels, supply curtailments, as well as a disruption in imports.  Absent a change in unemployment trends, stronger levels of consumer confidence, and a reduction in foreclosures, we expect to continue to experience below normal demand for the products we distribute and manufacture.  Industry commodity wood product prices may be volatile in response to operating rates, inventory levels in various distribution channels, and import activity.  We expect to manage our production levels to our sales demand, which will likely cause us to operate our facilities below their capacity.

About Boise Cascade

BC Holdings is a privately held company headquartered in Boise, Idaho.  Our wholly owned subsidiary, Boise Cascade, L.L.C., is a leading U.S. wholesale distributor of building products and one of the largest producers of engineered wood products and plywood in North America.  For more information, please visit our website at www.bc.com.

Webcast and Conference Call

BC Holdings will host a webcast and conference call on Tuesday, May 11, at 10:30 a.m. Eastern, at which time we will review the company’s recent performance.  You can join the webcast through the

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Boise Cascade website.  Go to www.bc.com and click on the link to the webcast under the News & Events heading.  Please go to the website at least 15 minutes before the start of the webcast to register.  To join the conference call, dial 800-374-0165 (international callers should dial 706-902-1407) at least 10 minutes before the start of the call.

The archived webcast will be available in the News & Events section of Boise Cascade’s website.  A replay of the conference call will be available from Tuesday, May 11 at 2:00 p.m. Eastern through Tuesday, May 18, at 11:59 p.m. Eastern.  Playback numbers are 800-642-1687 for U.S. calls and 706-645-9291 for international calls, and the passcode will be 72077054.

Basis of Presentation

We present our consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP).  Our earnings release also supplements the GAAP presentations by reflecting EBITDA.  EBITDA represents income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization.  EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments.  We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates.  We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance.  EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.  The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization.  Management compensates for these limitations by relying on our GAAP results.  Our measures of EBITDA

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are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This news release contains statements that are “forward looking” within the Private Securities Litigation Reform Act of 1995.  These statements speak only as of the date of this press release.  While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)

(unaudited, in thousands)

	Three Months Ended
	March 31		December 31,
	2010	2009	2009
Sales
Trade	$477,422	$407,724	$447,739
Related parties (a)	9,831	5,703	11,897
	487,253	413,427	459,636
Costs and expenses
Materials, labor, and other operating expenses	425,901	381,071	410,412
Materials, labor, and other operating expenses from related parties (a)	6,222	12,290	5,199
Depreciation and amortization	8,590	11,119	8,680
Selling and distribution expenses	48,165	45,241	46,705
General and administrative expenses	7,458	6,925	6,772
General and administrative expenses from related party (a)	1,576	2,433	2,551
Other (income) expense, net (b)	(80)	2,681	487
	497,832	461,760	480,806

Loss from operations	(10,579)	(48,333)	(21,170)

Equity in net income of affiliate	1,889	3,005	18,193
Gain on sale of shares of equity affiliate (a)	25,308	-	41,755
Impairment of investment in equity affiliate (c)	-	(43,039)	-
Foreign exchange gain (loss)	147	(332)	121
Change in fair value of contingent value rights	-	194	-
Gain on repurchase of long-term debt (d)	-	6,026	-
Interest expense	(5,520)	(5,616)	(5,380)
Interest income	194	397	126
	22,018	(39,365)	54,815

Income (loss) before income taxes	11,439	(87,698)	33,645
Income tax provision	(45)	(483)	(37)
Net income (loss)	$11,394	$(88,181)	$33,608

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Segment Information

(unaudited, in thousands)

	Three Months Ended
	March 31		December 31,
	2010	2009	2009
Segment sales
Building Materials Distribution	$389,118	$335,022	$368,911
Wood Products	148,000	116,479	136,752
Intersegment eliminations and other	(49,865)	(38,074)	(46,027)
	$487,253	$413,427	$459,636

Segment loss
Building Materials Distribution	$(733)	$(8,544)	$(832)
Wood Products (b)	(6,599)	(37,631)	(16,218)
Corporate and Other	(3,100)	(2,490)	(3,999)
	(10,432)	(48,665)	(21,049)

Equity in net income of affiliate	1,889	3,005	18,193
Gain on sale of shares of equity affiliate (a)	25,308	-	41,755
Impairment of investment of equity affiliate (c)	-	(43,039)	-
Change in fair value of contingent value rights	-	194	-
Gain on repurchase of long-term debt (d)	-	6,026	-
Interest expense	(5,520)	(5,616)	(5,380)
Interest income	194	397	126
Income (loss) before income taxes	$11,439	$(87,698)	$33,645

EBITDA (f)
Building Materials Distribution	$1,096	$(6,611)	$1,003
Wood Products (b)	65	(28,559)	(9,350)
Corporate and Other	(3,003)	(2,376)	(4,022)
Equity in net income of affiliate	1,889	3,005	18,193
Gain on sale of shares of equity affiliate (a)	25,308	-	41,755
Impairment of investment in equity affiliate (c)	-	(43,039)	-
Change in fair value of contingent value rights	-	194	-
Gain on repurchase of long-term debt (d)	-	6,026	-
	$25,355	$(71,360)	$47,579

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Boise Cascade Holdings, L.L.C.

Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2010	2009
ASSETS

Current
Cash and cash equivalents (e)	$336,084	$287,101
Receivables
Trade, less allowances of $2,293 and $1,584	151,537	95,398
Related parties (a)	946	2,604
Other	4,042	3,495
Inventories	268,513	232,774
Prepaid expenses and other	3,555	1,870
	764,677	623,242
Property
Property and equipment, net	264,786	270,229
Timber deposits	10,517	9,264
	275,303	279,493

Investment in equity affiliate	-	62,967
Deferred financing costs	5,403	5,734
Goodwill	12,170	12,170
Intangible assets, net	8,916	8,919
Other assets	7,931	8,359
Total assets	$1,074,400	$1,000,884

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Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets (continued)

(in thousands, except for equity units)

	March 31,	December 31,
	2010	2009
LIABILITIES AND CAPITAL

Current
Accounts payable
Trade	$149,376	$89,253
Related parties (a)	1,971	2,449
Accrued liabilities
Compensation and benefits	31,511	27,887
Interest payable	7,709	3,644
Other	16,704	16,695
	207,271	139,928
Debt
Long-term debt (e)	303,146	303,146

Other
Compensation and benefits	112,305	113,290
Other long-term liabilities	13,470	14,301
	125,775	127,591
Redeemable equity units
Series B equity units – 2,764,854 units outstanding	2,765	2,765
Series C equity units – 16,270,616 units outstanding	5,636	5,202
	8,401	7,967

Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000,000 units authorized and outstanding	90,662	88,908
Series B equity units – no par value; 550,000,000 units authorized; 532,558,673 units outstanding	339,145	333,344
Series C equity units – no par value; 44,000,000 units authorized; 11,951,751 units outstanding	-	-
Total capital	429,807	422,252
Total liabilities and capital	$1,074,400	$1,000,884

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Boise Cascade Holdings, L.L.C.
Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	March 31
	2010	2009
Cash provided by (used for) operations
Net income (loss)	$11,394	$(88,181)
Items in net income (loss) not using (providing) cash
Equity in net income of affiliate	(1,889)	(3,005)
Gain on sale of shares of equity affiliate	(25,308)	-
Impairment of investment in equity affiliate	-	43,039
Depreciation and amortization of deferred financing costs and other	9,123	11,462
Pension expense	2,087	4,938
Management equity units expense	434	778
Gain on repurchase of long-term debt	-	(6,026)
Facility closure and curtailment costs	-	2,754
Other	(221)	57
Decrease (increase) in working capital
Receivables	(55,027)	(25,800)
Inventories	(35,739)	13,174
Prepaid expenses and other	(389)	(1,357)
Accounts payable and accrued liabilities	65,488	7,826
Pension contributions	(2,976)	(25,045)
Other	155	(1,350)
Cash used for operations	(32,868)	(66,736)
Cash provided by (used for) investment
Proceeds from sale of shares of equity affiliate, net	86,123	-
Expenditures for property and equipment	(3,245)	(4,229)
Other	(1,027)	238
Cash provided by (used for) investment	81,851	(3,991)
Cash provided by (used for) financing
Payments of long-term debt	-	(5,627)
Tax distributions to members	-	(9,897)
Repurchase of management equity units	-	(8)
Cash used for financing	-	(15,532)
Increase (decrease) in cash and cash equivalents	48,983	(86,259)
Balance at beginning of the period	287,101	275,803
Balance at end of the period	$336,084	$189,544

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Summary Notes to Consolidated Financial Statements and Segment Information

The Consolidated Statements of Income (Loss), Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2009 Form 10-K and the company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010.  Net income (loss) for all periods presented involved estimates and accruals.

(a)         In March 2010, we sold our remaining investment in Boise Inc. and discontinued the equity method of accounting.  During the three months ended March 31, 2010, and December 31, 2009, we sold 18.3 million and 17.6 million Boise Inc. shares and recorded gains of $25.3 million and $41.8 million in “Gain on sale of shares of equity affiliate” in our Consolidated Statements of Income (Loss).  The 2010 related-party activity with Boise Inc. includes only those sales and costs and expenses transacted prior to March 2010, when BC Holdings and Boise Inc. were related parties.

(b)         In first quarter 2009, we committed to indefinitely curtailing the lumber manufacturing facility in La Grande, Oregon, and we recorded $4.4 million of expense in “Other (income) expense, net” in the Wood Products segment in our Consolidated Statement of Income (Loss).  In addition, we recorded $2.5 million of accelerated depreciation in “Depreciation and amortization” and $0.6 million of expenses in “Materials, labor, and other operating expenses” in the Wood Products segment in our Consolidated Statement of Income (Loss).

(c)         On March 31, 2009, we concluded that our investment in Boise Inc. met the definition of other than temporarily impaired.  Accordingly, we recorded a $43.0 million charge in “Impairment of investment in equity affiliate” in our Consolidated Statement of Income (Loss) for the three months ended March 31, 2009.  For more information, see the Notes to Consolidated Financial Statements in our Form 10-Q for the period ended March 31, 2010.

(d)         The three months ended March 31, 2009, included a $6.0 million net gain on the repurchase of $11.9 million of senior subordinated notes.

(e)         On April 1, 2010, we borrowed an additional $45.0 million under our senior secured asset-based revolving credit facility (Revolving Credit Facility), bringing the total amount outstanding to $120.0 million. On April 30, 2010, we used cash on hand to repay the entire $120.0 million outstanding and permanently reduce the lending commitments by $120.0 million, bringing the total commitments under the Revolving Credit Facility to $170.0 million.

(f)             EBITDA represents income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization.  The following table reconciles BC Holdings, L.L.C., net income (loss) to BC Holdings, L.L.C., EBITDA and Boise Cascade, L.L.C., EBITDA for the three months ended March 31, 2010 and 2009, and December 31, 2009:

	Three Months Ended
	March 31		December 31,
	2010	2009	2009

	(unaudited, in thousands)

BC Holdings, L.L.C., net income (loss)	$11,394	$(88,181)	$33,608
Interest expense	5,520	5,616	5,380
Interest income	(194)	(397)	(126)
Income tax provision	45	483	37
Depreciation and amortization	8,590	11,119	8,680
BC Holdings, L.L.C., EBITDA	25,355	(71,360)	47,579
Equity in net income of affiliate	(1,889)	(3,005)	(18,193)
Gain on sale of shares of equity affiliate	(25,308)	-	(41,755)
Impairment of investment in equity affiliate	-	43,039	-
Boise Cascade, L.L.C., EBITDA	$(1,842)	$(31,326)	$(12,369)